Exhibit 99.1

Paradyne Contact: Paul Harris 727-530-2529 pharris@paradyne.com	NEWS RELEASE

Seasoned Telecommunications Executive

Appointed to Paradyne Board of Directors

Largo, Fla. - August 6, 2004 – Paradyne Networks, Inc. (NASDAQ: PDYN), a leading provider of broadband voice, data and video network access solutions, today announced the appointment of Scott Chandler to the Paradyne Board of Directors effective July 30, 2004. Chandler, an experienced telecommunications executive, replaces Gene Frantz, who resigned from the board, also effective July 30, 2004.

Chandler has more than 20 years of senior and executive level management experience within a broad range of telecommunications environments – from vendor to carrier to cable provider settings. Chandler is currently a managing partner for Franklin Court Partners, LLC, a Colorado-based consultancy he founded that assists companies in business development and strategy.

“Throughout his career, Scott has made a tremendous impact in the business direction of some very high profile and successful telecommunications companies,” said Sean Belanger, chairman, president and CEO of Paradyne. “His management expertise and insight into the evolving telecommunications market will assist Paradyne as we continue to build and brand our network access solutions for voice, video and data over broadband.”

Chandler was previously Chief Financial Officer and Senior Vice President for RHYTHMS NetConnections, a leading provider of broadband services utilizing digital subscriber line (DSL) technology. Prior to joining RHYTHMS, he served as President and CEO of C-COR.net, a pioneer in the cable television industry and a leading supplier of broadband telecommunications equipment.

Chandler also held a number of key positions at US WEST, where his most notable success was as founder and early leader of the !NTERPRISE Networking Services unit.

Chandler earned an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. from Whitworth College.

“Broadband services are rejuvenating the telecommunications sector right now, making it an exciting time to be joining Paradyne to help them deliver to carriers a means to migrate voice, video and data service to packet-based networks,” said Chandler. “I am looking forward to contributing to this highly progressive company.”

Chandler will serve as a Class I director until the 2006 annual meeting of Paradyne stockholders and until his successor is duly elected and qualified.

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About Paradyne

Paradyne’s broadband access equipment enables service providers to profitably deliver voice, data and video services and smoothly migrate to packet-based networks. These solutions include an extensive portfolio of broadband access concentrators, media gateways, and customer premises equipment. Services offered to business and residential customers worldwide using Paradyne’s equipment include Voice over IP, high-speed Internet, Wide Area Networking featuring Service Level Management, IP switched video, and traditional T1/E1 data. More information may be obtained by visiting www.paradyne.com or by calling +1-727-530-8623.

Information about Forward-Looking Statements:

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations and beliefs as well as on assumptions made by, and information currently available to, management. Among the factors that could cause actual future events to differ materially include: the uncertainty regarding the acceptance of new telecommunications services based on DSL technology; reduction or discontinuation of purchase of our products by NSPs; the failure of NSPs to incorporate our products into their infrastructure; the possibility that Paradyne’s competitors may develop competing products that are superior in terms of quality, cost or both. For a detailed discussion of other risk factors that could affect Paradyne’s business, please refer to the risks identified in Paradyne’s Current Report on Form 10-Q, dated April 28, 2004, and in Paradyne’s other filings with the Securities and Exchange Commission.

Editors Note: Paradyne and the Paradyne Logo are registered trademarks of Paradyne Corporation. All other service marks and trademarks are the property of their respective owners.